Exhibit 10.5

Stereoscopic Imaging ASIC Patent

Name of Patent : Stereoscopic Image Generation Chip for Mobile Equipment, and Method For Generating Stereoscopic Image Using the Same

Patent Application Number : 10 – 2008 – 0054215
Patent Application Date : June 10, 2008
Patent Applicant : Praotech Co. Ltd., Master Image Co. Ltd.
Patent Filing Location : Korean Intellectual Property Office, Korea

Summary

          This invention is related to the stereoscopic imaging chip for mobile devices and method for displaying stereoscopic image using this technology. In other words, even though stereoscopic images are displayed utilizing the stereoscopic imaging chip integrated within the mobile device, the captured images are not saved/processed by compiling together alternately the left and right images, but a side-by-side process, which then the display unit takes the left and right images from the stereoscopic imaging chip, and recombines them alternately which has the effect of raising the quality of the displayed stereoscopic image. In addition, it is possible 2D content to be displayed in 3D using the aforementioned stereoscopic imaging chip.